As filed with the Securities and Exchange Commission on October 29, 2012

Registration No. 333-163191

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PENSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2896356
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400

Dallas, Texas 75201

(Address of principal registered offices) (Zip Code)

Daniel P. Son

Chief Executive Officer

Penson Worldwide, Inc.

1700 Pacific Avenue, Suite 1400

Dallas, Texas 75201

(Name and address of agent for service)

(214) 765-1100

(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

TERMINATION OF REGISTRATION

Penson Worldwide, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3, Registration No. 333-163191, filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2009 (the “Shelf Registration Statement”). The Shelf Registration Statement registered such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock and preferred stock (the “Securities”) to have had an aggregate initial offering price not to exceed $175,000,000, to be offered from time to time by the Company (the “Offering”). The Company did not offer or sell any Securities pursuant to the Shelf Registration Statement.

As previously disclosed, the Company has terminated the listing of its Common Stock on The NASDAQ Stock Market, LLC and terminated or suspended its duty to file reports under the Securities and Exchange Act of 1934, as amended. In connection with these proceedings, and in accordance with the undertaking made by the Company in the Shelf Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities registered under the Shelf Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the Securities under the Shelf Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-163191 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on October 29, 2012.

PENSON WORLDWIDE, INC.

By:	/s/ Daniel P. Son
Daniel P. Son
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-163191 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. Son Daniel P. Son	Chief Executive Officer (Principal Executive Officer) and Director	October 29, 2012

/s/ R. Bart McCain R. Bart McCain	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2012

/s/ David Johnson David Johnson	Director	October 29, 2012

/s/ David M. Kelly David M. Kelly	Director	October 29, 2012

/s/ Diane L. Schueneman Diane L. Schueneman	Director	October 29, 2012

/s/ Robert S. Basso Robert S. Basso	Director	October 29, 2012